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                                                                    EXHIBIT 99.1

                                  ULTRAK, INC.

NEWS RELEASE

                             FOR IMMEDIATE RELEASE


             ULTRAK COMPLETES SALE OF CLOSED-CIRCUIT TV BUSINESS TO
                           HONEYWELL AND CHANGES NAME


         LEWISVILLE, TX., December 23, 2002 - Ultrak (NASDAQ:ULTK) today announced that it has completed the sale of its closed-circuit television (CCTV) business to Honeywell Automation and Control Solutions (ACS). Ultrak, based in Lewisville, Texas is a leading provider of video surveillance equipment and systems. The transaction was approved by the Ultrak shareholders at a Special Meeting held on December 20, 2002.

         The sale included assets and certain liabilities related to Ultrak's CCTV business in the United States, Germany, Italy, Poland, South Africa, Australia, Singapore and the United Kingdom. Approximately 300 of Ultrak's current 520 employees will join Honeywell. In addition, Honeywell has licensed the Ultrak name.

         Ultrak will change its name to American Building Control, Inc. The name change was also approved by the shareholders at the Special Meeting.

         American Building Control will retain its access control business, consumer/do-it-yourself business, industrial video-product business, mobile video-product business and alarm-management business.